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                                                     MOEN AND COMPANY
                                                  CHARTERED ACCOUNTANTS
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
Member:                                                                                     Securities Commission Building
Canadian Institute of Chartered Accountants                                                   PO Box 10129, Pacific Centre
Institute of Chartered Accountants of British Columbia                                Suite 1400 - 701 West Georgia Street
Institute of Management Accountants (USA) (From 1965)
                                                                                               Vancouver, British Columbia
Registered with:                                                                                            Canada V7Y 1C6
Public Company Accounting Oversight Board (USA) (PCAOB)
Canadian Public Accountability Board (CPAB)                                                     Telephone:  (604) 662-8899
Canada  - British Columbia Public Practice Licence                                                    Fax:  (604) 662-8809
                                                                                                  Email:  moenca@telus.net
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January 21, 2005








                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 12, 2005 included in the Registration Statement on Form SB-2 and related Prospectus of AAA Minerals Inc. for the registration of shares of its common stock.



Yours very truly,
MOEN AND COMPANY,
Chartered Accountants

"Moen and Company"
        (Signed)

Moen and Company